AMENDMENT AGREEMENT NUMBER FOUR
                      TO LOAN AND SECURITY AGREEMENT


      THIS AMENDMENT AGREEMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of February 27, 2004, is entered into between U.S. BANK NATIONAL ASSOCIATION ("Bank") and CALIFORNIA AMPLIFIER, INC., a Delaware corporation ("Borrower"), and amends that certain Loan and Security Agreement, dated as of May 2, 2002, between Bank and Borrower, as amended by that certain Amendment Agreement Number One to Loan and Security Agreement, dated as of April 3, 2003, between Bank and Borrower, by that certain Amendment Agreement Number Two to Loan and Security Agreement, dated as of July 3, 2003, between Bank and Borrower, and by that certain Amendment Agreement Number Three to Loan and Security Agreement, dated as of January 5, 2004, between Bank and Borrower (collectively, the "Agreement"). All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
This Amendment is entered into in light of the following facts:
RECITALS

      WHEREAS, Borrower has requested that Bank agree to eliminate the covenant limiting the amount of inventory that be maintained outside of the United States of America and the covenant limiting the amount of consigned inventory.

      WHEREAS, Borrower has requested that Bank consent to a proposed acquisition of Vytek Corporation, a Delaware corporation (the "Vytek Transaction") in accordance with acquisition agreements attached hereto as Exhibit A (the "Vytek Acquisition Agreements").

      WHEREAS, Bank has agreed to honor Borrower's requests and Bank and Borrower have agreed to amend the Agreement in accordance with the terms and conditions contained in this Amendment.

      NOW, THEREFORE, the parties agree as follows:

      1. Amendments.  The Agreement is amended as follows:

            A. Section 6.10 of the Agreement is hereby deleted in its entirety and is replaced with the following Section 6.10:

                 Section 6.10      [Intentionally Omitted].

            B. Section 7.10 of the Agreement is hereby deleted in its entirety and is replaced with the following Section 7.10:

                 Section 7.10      [Intentionally Omitted].

      2. Consent. Bank hereby consents to the Vytek Transaction so long as it is completed substantially in accordance with the Vytek Acquisition Agreements.

      3. Representations and Warranties. Borrower hereby affirms to Bank that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. Costs and Expenses. Borrower shall pay to Bank all of Bank's out-of-pocket costs and expenses arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

      5. Limited Effect. Except for the specific amendments contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

      6. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto, shall be effective as of such date, and shall have no retroactive effect whatsoever.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



CALIFORNIA AMPLIFIER, INC.,
a Delaware corporation

By:     /s/ Richard K. Vitelle
       ------------------------
Title:  VP Finance and CFO



U.S. BANK NATIONAL ASSOCIATION

By:     /s/  Abdi Rais
       ------------------------
Title:  S.V.P.